SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
 September 11, 2003 (August 29, 2003)

           AFG Investment Trust A Liquidating Trust
           (Name of Small Business Issuer in its charter)

Delaware                                                                                                             04-3145953
(State or other jurisdiction of                                                             IRS Employer incorporation or organization)
  Identification No.)

c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (781) 676-0009

N/A
(Former name or former address, if changed since last report.)

Item 5.     Other Events
On August 29, 2003, Wilmington Trust Company, not in its individual capacity, but solely as trustee (the "Trustee") of AFG Investment Trust A Liquidating Trust (the "Trust") sold an aggregate of 20,970 shares of Semele Group Inc. ("Semele") common stock owned by the Trust for a price of $1.20 per share to a family corporation controlled by Gary D. Engle, Semele’s Chairman and Chief Executive Officer and a family corporation controlled by James A. Coyne, Semele’s President and Chief Operating Officer. The aggregate purchase price of $25,164 was paid in cash to the Trustee for the benefit of the Trust.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 11, 2003

            AFG Investment Trust A Liquidating Trust

By: AFG ASIT Corp., Manager of the Registrant by
            Appointment of Wilmington Trust Company, Trustee

By: /s/ Richard K Brock
Richard K Brock
Chief Financial Officer and Treasurer of AFG ASIT Corp.
(Principal Financial and Accounting Officer)